Morgan Stanley Institutional Fund, Inc. - Small Company
Growth Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	FireEye Inc. 3.000% due 9/26/2023
Purchase/Trade Date:	 9/19/2013
Offering Price of Shares: $20.000
Total Amount of Offering: 15,175,000 shares
Amount Purchased by Fund: 450,603 shares
Percentage of Offering Purchased by Fund: 2.969
Percentage of Fund's Total Assets: 0.45
Brokers:  Morgan Stanley, Goldman, Sachs & Co., JP
Morgan, Barclays, BofA Merrill Lynch, UBS Investment
Bank, Nomura
Purchased from:  Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Veeva Systems Inc.
Purchase/Trade Date:	 10/15/2013
Offering Price of Shares: $20.000
Total Amount of Offering: 13,045,000 shares
Amount Purchased by Fund:  602,347 shares
Percentage of Offering Purchased by Fund: 4.617%
Percentage of Fund's Total Assets: 0.61
Brokers:  Morgan Stanley, Deutsche Bank Securities,
Pacific Crest Securities, Stifel, Wells Fargo Securities,
Canaccord Genuity
Purchased from:  Pacific Crest Securities/Deutsche Bank
Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Nimble Storage Inc.
Purchase/Trade Date:	 12/13/2013
Offering Price of Shares: $21.000
Total Amount of Offering: 8,000,000 shares
Amount Purchased by Fund: 345,029 shares
Percentage of Offering Purchased by Fund: 4.313
Percentage of Fund's Total Assets: 0.32
Brokers:  Goldman, Sachs & Co., Morgan Stanley, Pacific
Crest Securities, William Blair, Stifel, Oppenheimer & Co.,
Needham & Company
Purchased from:  Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.